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                                                                     EXHIBIT 2.3

                             AMENDMENT NUMBER 2 TO
                      MERGER AND STOCK PURCHASE AGREEMENT

                                     AMONG

                             SEQUOIA SYSTEMS, INC.,
                        SEQUOIA ACQUISITION CORPORATION,
                                   SPCO, INC.

                                      AND

                          KEYSTONE INTERNATIONAL, INC.

  Agreement entered into as of the 23rd day of February, 1995 by and among Sequoia Systems, Inc., a Delaware corporation (the "Buyer"), Sequoia Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Buyer ("Transitory Subsidiary"), SPCO, Inc., a Delaware corporation (the "Company") and Keystone International, Inc., a Texas corporation ("Keystone").

  Whereas, the parties hereto are parties to a Merger and Stock Purchase Agreement dated as of November 9, 1994, as amended as of February 7, 1995 (as amended, the "Merger Agreement") (terms not otherwise defined herein shall be deemed to have the meaning ascribed to such term in the Merger Agreement); and

  Whereas, the parties now desire to amend the Merger Agreement as hereinafter set forth.

  Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

  1. Section 6.1(y) of the Merger Agreement is hereby amended by inserting at the end of such section the following:

  "The parties agree that the foregoing conditions shall not be waived by any party hereto."

  2. Section 6.2(1) of the Merger Agreement is hereby amended by inserting at the end of such section the following:

  "The parties agree that the foregoing conditions shall not be waived by any party hereto."

  3. All other terms and conditions of the Merger Agreement are ratified, confirmed and approved.

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  In Witness Whereof, the undersigned have executed this Amendment Agreement as of the date first above written.

                                          Sequoia Systems, Inc.

                                                    /s/ Jeremy F. Swett
                                          By: _________________________________
                                             Title: Vice President and General
                                                          Counsel

                                          Sequoia Acquisition Corporation

                                                  /s/ Richard B. Goldman
                                          By: _________________________________
                                                   Title: Vice President

                                          SPCO, Inc.

                                                  /s/ J. Michael Stewart
                                          By: _________________________________
                                                     Title: President

                                          Keystone International, Inc.

                                                    /s/ Mark E. Baldwin
                                          By: _________________________________
                                                   Title: Vice President